Exhibit 99.1

Intuitive Announces Transition of Chief Operating Officer Sal Brogna after Two Decades of Service
SUNNYVALE, Calif., July 11, 2019 (GLOBE NEWSWIRE) - Intuitive (Nasdaq:ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced Sal Brogna’s intent to transition from his role as Executive Vice President and Chief Operating Officer. Brogna will remain with Intuitive through the end of 2019 and plans to serve as a consultant and advisor to the company starting in 2020.

Brogna joined Intuitive in October 1999 and held a number of key roles in the organization over the course of his career, including Executive Vice President of Product Operations, Senior Vice President of Product Development and Vice President of Engineering. Prior to joining Intuitive, Brogna led design and development of complex robotic systems for commercial and industrial use.

“I am thankful for the opportunity Intuitive has afforded me to work with outstanding people inside and outside the organization and proud of the progress we’ve made together in the past two decades,” said Brogna. “At this point in my career, I look forward to stepping back from day-to-day operations and contributing to the solution of some of healthcare’s challenges from a broader vantage point.”

“Over the past several years, we have formed a strong product operations leadership team, including Brian Miller, Senior Vice President and General Manager, Systems and Vision; Bob DeSantis, Senior Vice President and General Manager for Instruments and Accessories; Colin Morales, Senior Vice President and General Manager for Secondary Market Equipment and Services; and Chris Carlson, Vice President and General Manager for the Endoluminal Division - they are ready to carry operations at Intuitive forward,” Brogna said.

“Sal’s contributions to Intuitive have been invaluable,” said Gary Guthart, Intuitive President and Chief Executive Officer. “During his long tenure with the company, he has played key roles in developing and supplying our portfolio of surgical systems, and in developing the next generation of company leadership. I extend my personal thanks and the thanks of the company for his many contributions, and look forward to continuing our work together in an advisory capacity.”

Business unit general managers will report to Intuitive’s CEO as part of Brogna’s transition.
About Intuitive Surgical, Inc.
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.

Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings, and develops, manufactures and markets the da Vinci® surgical system and the Ion™ endoluminal system.
Surgical Risks
For Important Safety Information, indications for use, risks, full cautions and warnings, please refer to www.intuitive.com/safety.
Forward-Looking Statement
This press release contains forward-looking statements, including statements regarding the transition of Mr. Brogna, the company’s chief operating officer. These forward-looking statements are based on current expectations and estimates and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the company’s dependence on members of our management, engineering and scientific staff; the company’s ability to attract and retain product operations personnel and engineers; the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products, including, but not limited to, the recently cleared Ion endoluminal system, da Vinci SP Surgical System and 3rd generation stapling platform; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the company operates; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which the company is or may become a party; product liability and other litigation claims; adverse publicity regarding the company and the safety of the company’s products and adequacy of training; the company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; and other risk factors under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2018, as updated by the company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

CONTACT: Intuitive Surgical Corporate Communications
408-523-7337
corp.comm@intusurg.com